Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Paul K. Voigt, the Interim President and Chief Executive Officer (Principal Executive Officer) of INNOVATE Corp. (the “Company”), and Michael J. Sena, the Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, to which this Certification is attached as Exhibit 32 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.
Dated: November 12, 2025

/s/ Paul K. Voigt	/s/ Michael J. Sena
Paul K. Voigt	Michael J. Sena
Interim President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)